UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  May 16, 2012

VIDAROO CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 N. Highland Ave, Winter Garden, FL                   34787
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

Copies to:
Frederick M. Lehrer, Esq.
Attorney and Counselor at Law
8695 College Pkwy, Suite 1324
Ft Myers, Florida 33919

Phone: 239 985-4127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Vidaroo is referred to herein as “we”, “our” or “us”

On May 16, 2012, we  entered into agreements to convert a portion of outstanding Convertible Secured Promissory Notes, Promissory Notes Payable (and related Loan and Security Agreements), Notes Payable and accrued interest (these agreements are hereafter referred to collectively as the “Outstanding Indebtedness”) we have with 32 debt holders (collectively referred to hereafter as the “Creditors”) into  issuance of   our Preferred Stock and warrants to purchase our Common Stock. In connection therewith, we will collectively issue 31,940,252 shares of our Preferred Stock ($0.001 par value) with a 5% annual dividend rate along with 11,129,046 warrants to purchase our  common stock at a warrant exercise price of  $0.10 for each common share, exercisable for a period of 10 years from time of issuance to the Creditors.   In exchange for the Preferred Stock and Warrants, the Creditors have agreed to waive any and all rights that existed under the agreements pertaining to the Outstanding Indebtedness.    As of March 31, 2012, the Outstanding Indebtedness carried a face value of $1,503,202.   Twenty-eight (28) of the Creditors were represented by legal counsel, who we agreed to compensate through the issuance of 2,500,000 warrants to purchase our common stock at a warrant exercise price of $0.10, exercisable for a period of 10 years from the time of issuance.  Three (3) of the Creditors represented by legal counsel  have not yet returned the executed documents to complete their conversion of the outstanding balance to Preferred Stock and warrants, representing   $68,966 of the $1,503,202 to be converted.

We have also agreed with certain other creditors to extend the maturity date and repayment schedule in conjunction with their Convertible Secured Notes Payable with a face value of $200,000, which notes will be repaid over a 2.5-year period beginning April 1, 2013.  The accrued interest associated with these notes as of an agreed date of December 31, 2011 will be converted into Preferred Stock and carry warrants under the same terms described above.  The accrued interest related with a face value of $84,384 as of an agreed date of December 31, 2011 will be converted into 1,837,920 shares of our Preferred Stock and 640,277 warrants to purchase our common stock at a warrant exercise price of $0.10, exercisable at any time over the next 10 years.

Separate and apart from the Outstanding Indebtedness, we have also agreed to a repayment schedule in conjunction with a demand note and its related accrued interest.  The face amount and outstanding accrued interest of $48,337 as of March 31, 2012 will be repaid over a 2.5-year period beginning April 1, 2013 and will continue to bear interest at 12%.

We have also executed employment agreement amendments with each of our Executive Officers with an effective date of April 1, 2012.  These agreements provide for an annual salary of $120,000 to each of our Executive Officers, as follows:  Mark Argenti, our Chief Executive Officer/Chairman of the Board; Micheal Morgan, our President/Chief Technology Officer; Ian McDaniel, our Production President; and Thomas Moreland, our Chief Financial Officer/Secretary/Treasurer.   Messrs. Morgan and Moreland’s amendments provide for fully vesting all outstanding stock options under previous employment agreements, which amount to 8,940,005 and 1,300,000, respectively. The exercise price associated with those Options wasalso reset to $0.05.  Additionally, each of our Executive Officers shall receive 2,000,000 Stock Options that shall be fully vested upon execution of the amendments along with another 1,500,000 Stock Options that will vest over the contract period.  All such Stock Options shall be exercisable at $0.05.

We have also converted our outstanding payroll obligations to each of our Executive Officers into Options to purchase Common Stock.  The total outstanding liability of $97,519 has been converted into 18,193,775 Options to purchase our Common Stock exercisable at $0.05 based on a Black-Scholes model calculation.  These Options shall be fully vested and exercisable at the time of issuance.

In conjunction with executing the aforementioned transactions, we have issued a press release and an open letter to our shareholders, the form of which is attached hereto as Exhibit 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions

Not applicable

(d) Exhibits

Exhibit Number	Description

10.1	Form of Debt Settlement Agreement-full conversion

10.2	Form of Debt Settlement Agreement-partial conversion

10.3	Promissory Note and Loan Agreement executed May 16, 2012

10.4	Employment agreement amendment by and between Vidaroo Corporation and Mark Argenti dated May 16, 2012

10.5	Employment agreement amendment by and between Vidaroo Corporation and Ian McDaniel dated May 16, 2012

10.6	Employment agreement amendment by and between Vidaroo Corporation and Micheal Morgan dated May 16, 2012

10.7	Employment agreement amendment by and between Vidaroo Corporation and Thomas Moreland dated May 16, 2012

10.8	Form of payroll conversion

99.1	Open letter to shareholders

99.2	Press release announcing conclusion of debt negotiations, announcement of quarterly results and open letter to shareholders

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vidaroo Corporation

Dated: May 21, 2012	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chief Financial Officer

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